UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 20, 2006

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2006, World Heart Corporation (“WorldHeart or the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that, based on the Company’s Form 10-QSB for the quarter ended September 30, 2006, the Company’s stockholders’ equity does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market as set forth in Marketplace Rule 4450(a)(3).

Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Global Market. The Company, on or before December 5, 2006, as requested by Nasdaq, intends to provide a specific plan to achieve and sustain compliance with Nasdaq Global Market listing requirements, including the minimum stockholders’ equity standard. The Nasdaq staff will contact  the Company after reviewing the plan with any questions or concerns regarding the plan. If the Nasdaq staff determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, they will provide written notification that WorldHeart’s securities will be delisted, which will set forth the reasons for their determination. At that time, the Company may appeal Staff’s decision to a Nasdaq Listing Qualifications Panel. The notice also states that, alternatively, the Company may apply to transfer its common stock to The Nasdaq Capital Market if the Company satisfies the requirements for inclusion on the The Nasdaq Capital Market.

A press release announcing the receipt of the above notice, as required by Marketplace Rule 4803(a), is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.
99.1	Press release, dated November 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 22, 2006

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.
99.1	Press release, dated November 22, 2006.